UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): February 3, 2003




                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


          Minnesota                   000-19370                41-1503914
(State or other jurisdiction of      (Commission            (I.R.S. Employer
 incorporation or organization)      File Number)          Identification No.)


                                150 Motor Parkway
                         Hauppauge, New York 11788-5145
                    (Address of principal executive offices)


                                 (631) 232-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure

     On February 3, 2003, Curative Health Services, Inc. issued a press release announcing it has acquired MedCare, Inc. ("MedCare) for approximately $6.6 million in cash. Financial terms of the transaction will be discussed in detail on the Company's fourth quarter and full-year 2002 results conference call on Wednesday, February 12, 2003. MedCare is a specialty pharmacy with locations in Alabama, Mississippi, West Virginia and Florida. MedCare's primary product line is Synagis(R) for the prevention of RSV (Respiratory Syncytial Virus). Other product lines include Growth Hormone and Hemophilia clotting factor. A copy of the press release is attached as Exhibit 99.1, which is incorporated herein by reference under this Item 5.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired

               Not required.

         (b) Pro Forma Financial Information

               Not required.

         (c) Exhibit

               Exhibit     Description of Exhibit
               =======     ======================

                 99.1 Press Release dated February 3, 2003 relating to the Company's acquisition of MedCare, Inc. (subject to
                           Item 5).




Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            CURATIVE HEALTH SERVICES, INC.


Date:  February 5, 2003                     By:  /s/ Thomas Axmacher
                                                 ------------------------------
                                                     Thomas Axmacher
                                                     Chief Financial Officer

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

Scott Eckstein
Investor Relations
Curative Health Services
631-232-7044
seckstein@curativehealth.com


            CURATIVE HEALTH SERVICES ANNOUNCES ACQUISITION OF MEDCARE
                 Anticipates $0.03 Per Share Accretion for 2003


     Hauppauge, New York - February 3, 2003 - Curative Health Services, Inc., (Nasdaq: CURE), announced today it has acquired MedCare, Inc. ("MedCare") for approximately $6.6 million in cash.

     The Company expects the acquisition to add $0.03 to earnings per share in 2003. As a result, Curative has revised its guidance for 2003 and now anticipates earnings per diluted share to be in the range of $1.50 - $1.56.

     Financial terms of the transaction will be discussed in greater detail on Curative's fourth quarter and full-year 2002 results conference call on Wednesday, February 12, 2003 at 11:00 a.m. Eastern Time. The Company will discuss its financial results, recent developments, business strategy and outlook. To participate in the conference call, dial 1-800-915-4836 approximately 10 minutes prior to the scheduled start time.

     MedCare is a specialty pharmacy with locations in Alabama, Mississippi, West Virginia and Florida. MedCare's primary product line is Synagis(R) for the prevention of RSV (Respiratory Syncytial Virus). Other product lines include Growth Hormone and Hemophilia clotting factor.

     "This acquisition strengthens our growing Synagis(R) operations and expands our geographic footprint into the Southeastern United States as we continue our strategy to aggressively grow the specialty pharmacy business both organically and through strategic acquisitions," said Joseph Feshbach, Curative's Chairman and Chief Executive Officer. "In addition, adding MedCare to the Curative family offers a unique opportunity to broaden our existing product portfolio by entering additional therapy lines where Curative's high-touch approach can add real value to the patients affected by these disease states."


                                     (more)

o       About Curative Health Services


     Curative Health Services delivers superior clinical outcomes and unmatched patient satisfaction for patients experiencing serious medical conditions through two unique business units.

     Curative's Specialty Pharmacy Services business unit provides services to help patients manage the health care process, and offers related pharmacy products to patients for chronic and critical disease states including Hemophilia, Immune System Disorders, Respiratory Syncytial Virus (RSV), Multiple Sclerosis and Rheumatoid Arthritis.

     Curative's Specialty Healthcare Services ("SHS") business unit is an industry leader in chronic wound care management, consistently achieving an outcome success rate of more than 80 percent. SHS provides a broad continuum of services to health care providers through a nationwide network. This national network of hospital-based Wound Care Center(R) programs has offered comprehensive treatment to over 375,000 patients, achieving more than a 94 percent patient satisfaction rate.

                  For more information, visit www.curative.com
                                ----------------

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in the government regulations relating to the Company's Specialty Healthcare Services or Specialty Pharmacy Services business units, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Pharmacy Services business unit, and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Quarterly Report on Form 10Q for the quarter ended September 30, 2002, for further discussion of these and other factors that could affect future results.

  Editors Note: This release is also available on the Internet over the World
                      Wide Web at: http://www.curative.com
                                       ###